SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  August 30, 2000          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

          Bowl America announced today the purchase of the land and building housing its 48-lane bowling center in Glen Burnie, Maryland. The property was under lease, which would have expired tomorrow. The Company paid $2,250,000 for the building. A portion of these funds came from the receipt in July of $219,000 as the cash consideration for the AT&T/Media One merger. Bowl America also received 5,025 shares of AT&T stock. The cost basis of the Media One shares had been $29,000.

          Bowl America's fiscal year 2000 ended July 2 and was a 53-week year, with the extra week included in the fourth quarter.
          The annual audit is still in progress, but earnings strength continued to the end of the year resulting in the twelfth consecutive quarter of year-to-year earnings growth.

          The business improvement carried over into the new year, helped by a rainy July in the Company's northern markets. Because of calendar differences the first quarter will also profit from an additional week of winter league bowling. That extra linage will be lost during the last quarter of fiscal 2001, which will also suffer from the absence of the fourteenth week.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  August 30, 2000